                                                 As Filed Pursuant to Rule 424B3
                                                 SEC File No. 333-39264


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------

                            VARIABLE SEPARATE ACCOUNT
          SUPPLEMENT TO THE POLARIS II (FEATURING PRINCIPAL REWARDS)
                          VARIABLE ANNUITY PROSPECTUS
                               Dated July 5, 2000

--------------------------------------------------------------------------------

     The following replaces the investment charges and corresponding examples for the CAPITAL APPRECIATION PORTFOLIO (the "Portfolio") of the Anchor Series Trust contained in the chart under the heading "Expenses" in the Profile:

-------------------------------------------------------------------------------------------------------------------
                                                                      Examples:
                                                                      Total Expenses at end   Total Expenses at
                         Total Annual     Total Annual    Total       of 1 YEAR               end of 10 YEARS
ANCHOR SERIES            Insurance        Investment      Annual      Without/With Principal  Without/With Principal
TRUST PORTFOLIO          Charges          Charges         Charges     Rewards Program         Rewards Program
-------------------------------------------------------------------------------------------------------------------
Capital Appreciation    1.61%             .74%            2.35%       $93/116                  $266/271
-------------------------------------------------------------------------------------------------------------------


     The expenses for the Portfolio contained in the chart under the heading "Portfolio Expenses" on page 4 of the Prospectus are amended as follows:

                                    ANCHOR SERIES TRUST
PORTFOLIO                       MANAGEMENT        OTHER         TOTAL ANNUAL
                                FEE               EXPENSES      EXPENSES
-------------------------------------------------------------------------------
Capital Appreciation+           0.70%               0.04%       0.74%

     +The expenses noted here are restated to reflect an estimate of fees of the Portfolio for the current fiscal year. On May 18, 2000, the Board of Trustees of Anchor Series Trust (the "Trust") approved an increase in the underlying management fees for the Portfolio for the most recent fiscal year from 0.67% to 0.74%. On July 19, 2000, the shareholders of the Portfolio also approved the increase. The fee increase is effective August 1, 2000.

     The Examples on page 5 of the Prospectus for the Portfolio are amended as follows:

PORTFOLIO                 1 YEAR     3 YEARS    5 YEARS     10 YEARS
-------------------------------------------------------------------------------
Capital Appreciation      (a)$93     (a)$122    (a)$154     (a)$266
                          (b)$23     (b)$ 72    (b)$124     (b)$266

     The Examples on page 6 of the Prospectus for the Portfolio are amended as follows:


PORTFOLIO                  1 YEAR    3 YEARS    5 YEARS     10 YEARS
-------------------------------------------------------------------------------
Capital Appreciation       (a)$116   (a)$155    (a)$188    (a)$271
                           (b)$ 24   (b)$ 74    (b)$126    (b)$271



Date:  August 1, 2000



                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                            VARIABLE SEPARATE ACCOUNT
           SUPPLEMENT TO THE POLARIS II VARIABLE ANNUITY PROSPECTUS
                               Dated July 5, 2000

--------------------------------------------------------------------------------

     The following replaces the investment charges and corresponding examples for the CAPITAL APPRECIATION PORTFOLIO (the "Portfolio") of the Anchor Series Trust contained in the chart under the heading "Expenses" in the Profile:


-----------------------------------------------------------------------------------------------------------------------
                             Total Annual       Total Annual       Total        Examples:
ANCHOR SERIES                Insurance          Investment         Annual       Total Expenses at     Total Expenses at
TRUST PORTFOLIO              Charges            Charges            Charges      end of 1 YEAR         end of 10 YEARS
-----------------------------------------------------------------------------------------------------------------------
Capital Appreciation         1.61%              .74%               2.35%        $93                   $266
-----------------------------------------------------------------------------------------------------------------------


     The expenses for the Portfolio contained in the chart under the heading "Portfolio Expenses" on page 4 of the Prospectus are amended as follows:

                                 ANCHOR SERIES TRUST
PORTFOLIO                      MANAGEMENT        OTHER       TOTAL ANNUAL
                               FEE               EXPENSES    EXPENSES
-------------------------------------------------------------------------------
Capital Appreciation+          0.70%             0.04%       0.74%

     +The expenses noted here are restated to reflect an estimate of fees of the Portfolio for the current fiscal year. On May 18, 2000, the Board of Trustees of Anchor Series Trust (the "Trust") approved an increase in the underlying management fees for the Portfolio for the most recent fiscal year from 0.67% to 0.74%. On July 19, 2000, the shareholders of the Portfolio also approved the increase. The fee increase is effective August 1, 2000.

     Also, the Examples on page 5 of the Prospectus for the Portfolio are amended as follows:

PORTFOLIO                           1 YEAR    3 YEARS    5 YEARS    10 YEARS
-------------------------------------------------------------------------------
Capital Appreciation                (a)$93    (a)$122    (a)$154    (a)$266
                                    (b)$23    (b)$ 72    (b)$124    (b)$266



Date:  August 1, 2000


                PLEASE KEEP THIS SUPPLEMENT WITH YOUR PROSPECTUS.